Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                             OF HECLA MINING COMPANY
            (as reincorporated a Delaware corporation March 21, 1983,
           and as amended June 5, 1985, July 28, 1987, May 16, 1991,
                         June 25, 1993 and May 10, 2002)


                                   ARTICLE I.

                                      Name

           The name of the Corporation shall be HECLA MINING COMPANY.


                                   ARTICLE II.

                                Registered Office

         The address of the registered office of the Corporation in the State of Delaware is 306 South State Street in the City of Dover, County of Kent, and the name of its registered agent at that address is United States Corporation Company.


                                  ARTICLE III.

                                     Purpose

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV.

                                  Capital Stock

         Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of Capital Stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares of capital stock which the Corporation shall have authority to issue is 205,000,000; the total number of shares of Preferred Stock shall be 5,000,000, and each such share shall have a par value of $0.25; the total number of shares of Common Stock shall be 200,000,000, and each such share shall have a par value of $0.25.

         Section 2. Issuance of Preferred Stock. Shares of Preferred Stock may be issued from time to tie in one or more series. The Board of Directors of the Corporation (hereinafter referred to in this Certificate of Incorporation as the "Board") is hereby


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authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

         Section 3. No Preemptive Rights. Without limiting the power of the Corporation to grant such rights by private contract, no holders of stock of the Corporation shall be entitled as such, as a matter of right, to the preemptive right to purchase or subscribe for any stock which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation and whether out of unissued shares authorized by this Certificate of Incorporation as originally filed, or by any amendment hereof, or out of shares of stock of the Corporation acquired by it after the issuance thereof, and whether issued for cash, labor performed, personal property of any kind, including securities of other corporations, real property or interest therein, nor shall any holder of any shares of the capital stock of the Corporation be entitled as such, as a matter of right, to purchase or subscribe for any obligation which the Corporation may issue or sell which shall be attached or appurtenant to any warrant or warrants or any other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock.

         Section 4. Voting Rights. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held. Whenever this Certificate of Incorporation or the By-Laws of the Corporation shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (such capital stock is hereinafter referred to in this Certificate of Incorporation as "Voting Stock"), voting together as a single class, for the taking of corporate action: (i) such affirmative vote shall be in addition to any other affirmative vote required by law or by the resolution or resolutions designating the rights, powers and preferences of any outstanding series of Preferred Stock; and (ii) each outstanding share of Common Stock shall be entitled to one vote and each outstanding share of each series of Preferred Stock which is Voting Stock shall be entitled to the number of votes to which it is generally entitled, pursuant to the resolution or resolutions designating the rights, powers and preferences of such series of Preferred Stock, in the election of directors.


                                    ARTICLE V

                                     By-Laws

         In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation by a majority vote of the entire Board at any regular or special meeting of


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the Board; provided, however that, notwithstanding anything contained in this
Certificate of Incorporation or the By-Laws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to (i) alter, amend or repeal any provision of the By-Laws which is substantially identical to and/or implements the last sentence of
Article IV, or Articles VI, VII or VIII, of this Certificate of Incorporation or
(ii) alter, amend or repeal any provision of this proviso to Article V.


                                   ARTICLE VI.

                               Board of Directors

         Section 1. Number, Election and Terms. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances shall consist of not less than five nor more than nine persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1985 Annual Meeting of Shareholders and the term of office of the third class to expire at the 1986 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election.

         Section 2. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         Section 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Voting Stock, voting together as a single class.

         Section 4. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least


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80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this
Article VI.


                                  ARTICLE VII.

                             Actions by Shareholders

         Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders. Special meetings of shareholders of the Corporation may be called only by the Board pursuant to a resolution approved by a majority of the entire Board. Notwithstanding anything contained in this Certificate of Incorporate to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VII.


                                  ARTICLE VIII.

                          Certain Business Combinations

         Section 1.  Vote Required for Certain Business Combinations.

         A. Higher Vote for Certain Business Combinations. Except as otherwise expressly provided in Section 2 of this Article VIII:

                  (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as herein defined) of $1,000,000 or more; or

                  (iii) the issuance or transfer by the Corporation of any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or


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                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         B. Definition of "Business Combination". The term "Business Combination" as used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this
Section 1.

         Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any resolution or resolutions designating the rights, powers and preferences of any outstanding series of Preferred Stock, if all of the conditions specified in either of the following paragraphs A and B are met (it being intended that in the case of a Business Combination not involving any cash or consideration other than cash to be received by the holders of each class or series of outstanding Voting Stock (other than Institutional Voting Stock, as hereinafter defined), the provisions of such
Section 1 shall not be applicable only if the condition specified in the following paragraph A is met)"

         A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

         B. Price and Procedure Requirements. All of the following conditions shall have been met:

                  (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:


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                           (a) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           (b) the Fair Market Value per share of Common Stock
                  on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article VIII as the "Determination Date"), whichever is higher; and

                           (c) (if applicable) the price per share equal to the
                  Fair Market Value per share of Common Stock on the Announcement Date or the Determination Date, whichever is higher, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to
                  (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

                  (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other series of outstanding Voting Stock (other than Institutional Voting Stock, as hereinafter defined) shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every series of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Shareholder has previously acquired any shares of a particular series of Voting Stock):

                           (a) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such series of Voting Stock acquired by it
                  (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           (b) (if applicable) the highest preferential amount
                  per share to which the holders of shares of such series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;


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                           (c) the Fair Market Value per share of such series of
                  Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (d) (if applicable) the price per share equal to the
                  Fair Market Value per share of such series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such series of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such series of Voting Stock.

                  (iii) The consideration to be received by holders of a particular class (in the case of Common Stock) or series (in the case of Preferred Stock of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

                  (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
         Combinations: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                  (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or


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         other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (vi) A proxy or information statement describing the proposed business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         Section 3. Certain Definitions. For the purposes of this Article VIII:

         A. A "Person" shall mean any individual, firm, corporation or other entity.

         B. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner, directly or indirectly, of more than 121/2% of the voting power of the outstanding Voting Stock; or

                  (ii) if an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 12 1/2% or more of the voting power of the then outstanding Voting Stock; or

                  (iii) if an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         C. A person shall be a "beneficial owner" of any Voting Stock:

                  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or


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                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring holding, voting or disposing of any shares of Voting Stock.

         D. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1983.

         F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned directly or indirectly, by the Corporation.

         G. "Continuing Director" means any member of the Board who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stock, or, if such stock is not quoted on the Composite Tape, on the New York Stock exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

         I. "Institutional Voting Stock" shall mean any series of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension


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funds, commercial banks, savings banks or similar financial institutions or institutional investors.

         J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in
Section 2 of this Article VIII shall include the shares of Common Stock and/or the shares of any series of outstanding Voting Stock retained by the holders of such shares.

         Section 4. Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to them after reasonable inquiry (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another (D) whether a series of Voting Stock is Institutional Voting Stock and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         Section 5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article VIII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         Section 6. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.


                                   ARTICLE IX.
                             (As added May 8, 1987)

                   Limitation of Liability and Indemnification

         Section 1. Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This paragraph shall not eliminate or limit the liability of a director for any act or omission which occurred prior to the effective date of its adoption. Any repeal or


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modification of this paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Section 2. Indemnification and Insurance.

         A. Right to Indemnification of Directors, Officers and Employees. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitees heirs, executors and administrators; provided, however, that except as provided in paragraph B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expense incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

         B. Right of Indemnitee to Bring Suit. If a claim under paragraph A of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the


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claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

         C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, By-Law, agreement, vote of shareholders or disinterested directors or otherwise. The Corporation is authorized to enter into contracts of indemnification.

         D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         E. Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                   ARTICLE X.

                     Amendment of Certificate of Corporation

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing the provisions set forth in the last sentence of Article IV, and in Articles VI, VII and VIII may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved as specified in each thereof.


                                   ARTICLE XI.

                                  Incorporator

         The name and mailing address of the incorporator of the Corporation is:

                                John F. Johnston
                                  P.O. Box 1347
                           Wilmington, Delaware 19899

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the Delaware General Corporation Law, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 21st day of March, 1983.

                                                       /s/  John F. Johnson
                                                                John F. Johnston
                                                                Incorporator